UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01                      Entry Into a Material Definitive Agreement
Item 2.03                      Creation of a Direct Financial Obligation
Item 3.02                      Unregistered Sales of Equity Securities

Effective December 29, 2011, the Registrant entered into an agreement ("the Agreement") with Tangiers Investors LP, ("Tangiers") pursuant to which the Company received $50,000 as a loan from Tangiers.  As the Agreement specifies, loan proceeds will only be used towards expenses related to the Ruby Mine Project.

The Agreement is structured as a $25,000 Promissory Note (the “Promissory Note”), and a $25,000 Convertible Promissory Note (the “Convertible Note”).

The Promissory Note has a maturity date of six (6) months from the Effective Date, and an interest rate on the unpaid principal balance equal to 9.9% per year.  The Registrant shall make cash payments to Tangiers every two (2) weeks beginning January 1, 2012, at a minimum of $2,500 against the principal and accrued interest until the Promissory Note has been satisfied. The Registrant has further authorized Tangiers to debit this amount directly from any drawdowns made on Registrant’s existing Equity Line of Credit (“ELOC”) with Tangiers.  As further consideration, Tangiers shall be entitled to 250,000 5-year warrants to purchase 250,000 shares of our common stock at an exercise price of $0.115 per share.

The Convertible Note is convertible into common stock, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.08 per share, which was the closing market share price on the Effective Date.  The Note has a term of nine (9) months and accrues interest at a rate equal to 9.9% per year.

The Agreement further specifies that there shall be no penalty for prepayment of either the Promissory Note or the Convertible Note.

Concurrent with the execution of the Agreement with Tangiers and effective December 29, 2011, Ruby Development Company (“RDC”) has agreed to reduce the Registrant’s monthly mortgage payments on the Ruby Mine property from $85,000 per month to $10,000 per month until March 31, 2012, or receipt by the Registrant of its expected funding through the federal EB-5 Program, whichever comes first.  A full description of the Ruby Mine and the federal EB-5 program as it relates to project funding for the Ruby Mine is disclosed in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2011.  In consideration of the reduced payments, RDC shall be entitled to 2,000,000 5-year warrants to purchase 2,000,000 shares of our common stock at an exercise price of $0.09 per share.

The Notes and the warrant issuances referred to above (and the shares of common stock underlying them) are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Promissory Note and Convertible Note is attached hereto and incorporated by reference as Exhibit 10.1, 10.2, and 10.3.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Promissory Note with Tangiers Investors, LP dated December 29, 2011
10.2	Convertible Promissory Note with Tangiers Investors, LP dated December 29, 2011
10.3	Form of Warrants Issued to Tangiers Investors, LP dated December 29, 2011
10.4	Ruby Mortgage Payment Adjustment Authorization Letter dated December 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
(Registrant)

Dated: January 5, 2012	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer